Exhibit 99.19

                       REVISED WITHDRAWAL OF ELECTION FORM

I have received, read, and understand: (i) the Stock Option Exchange Program Tender Offer Statement, dated December 19, 2002, as amended by Supplement No. 1, dated December 31, 2002, (ii) the Election Letter and Personalized Election Form, and (iii) the Withdrawal Package. I have submitted an Election Letter and a Personalized Election Form to accept Choice One Communications Inc.'s offer to exchange all or a portion of my eligible Current Options for New Options.

I now wish to withdraw my election to participate in the Stock Option Exchange Program with respect to a portion or all of my Current Options. I understand that by properly completing, signing, dating and delivering this Withdrawal of Election Form, I will withdraw my election to participate in the Stock Option Exchange Program as to the grants of Current Options specified below or as to all of my Current Options. I understand that by withdrawing my election to participate in the Stock Option Exchange Program with respect to all or that portion of my Current Options specified below, I will not receive any New Options with respect to withdrawn Current Options.

I understand that the Current Options which I withdraw from the Stock Option Exchange Program will continue to be governed by the Option Plan under which they were granted and by the existing option agreements between Choice One Communications Inc. and me.

I understand that I may again participate in the Stock Option Exchange Program and exchange all of my Current Options or any grant of my Current Options after I have submitted a Withdrawal of Election Form. To participate again with respect to any Current Option grant I may submit a new signed and dated Election Letter and a new signed and dated Personalized Election Form with my initials next to each grant of Current Options which I wish to exchange before the Expiration Date (January 21, 2003, or as it may be extended by the Company). I may again withdraw Current Options from the Stock Option Exchange Program by submitting a new Withdrawal of Election Form before the Expiration Date.

Write on the Withdrawal of Election Form below those grants of Current Options you wish to withdraw from the Stock Option Exchange Program. If no grants are specified on the Withdrawal of Election Form, it will be treated as a request to withdraw all Current Options previously tendered for exchange.

/ / I wish to withdraw from the Stock Option Exchange Program all grants of Current Options.

/ / I wish to withdraw from the Stock Option Exchange Program the following grants of Current Options:

Date of Grant     Number of Options         Date of Grant     Number of Options
___________       _______________           ___________       _______________
___________       _______________           ___________       _______________
___________       _______________           ___________       _______________

Signature __________________________________ Date ___________________

Please print name: ___________________________


                  SUBMIT THIS FORM ONLY IF ELECTING TO WITHDRAW


         THIS FORM SHOULD NOT BE SUBMITTED SIMULTANEOUSLY WITH A PROPERLY SIGNED ELECTION LETTER AND PERSONALIZED ELECTION FORM.